Exhibit 99.1

SELECTICA ANNOUNCES SALE OF INDIAN SUBSIDIARY

SAN JOSE, CA, April 6, 2009 - Selectica, Inc. (Nasdaq: SLTC) today announced that the Company has entered into an agreement to sell its equity in Selectica India Pvt. Ltd. (“Selectica India”) to DAX Partners LP, an entity affiliated with Trinity Management LLC, a New York-based investment fund with a core strategy of making infrastructure and other investments in India. As a result of the sale, which was consummated on March 31, 2009, Selectica received $4.0 million in cash in exchange for its ownership interest in Selectica India.

The sale will reduce Selectica’s March 31, 2009 cash balances by approximately $1.0 million, primarily due to the escrow of $1.0 million of the purchase price pending the completion of legal formalities in India. The Company anticipates the completion of these legal formalities by May 31, 2009 at which time the escrow funds will be released. Selectica also expects to report a one-time gain from the sale of approximately $1.6 million in the quarter ended March 31, 2009. The sale is not expected to have a material impact on either operating income or expenses going forward.

“This divestiture of our Indian subsidiary is another step forward in our ongoing efforts to refine the Company’s focus and advance our business model. We continue in our efforts to improve our operational performance, enhance our product offerings and deepen our customer relationships,” said Brenda Zawatski, co-Chair of Selectica.

About Selectica, Inc.

Selectica (Nasdaq: SLTC) provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Hitachi, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.

Forward Looking Statements

Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica’s products and services; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-KSB, and other reports filed by the Company with the Securities and Exchange Commission.

Contact:

Scott Wilson, 415-785-7945, ir@selectica.com